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                          FORM 8-K


              SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C. 20549


                       CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): September 28, 2000





                  CROWN CENTRAL PETROLEUM CORPORATION
        (Exact name of registrant as specified in its charter)



     Maryland                    1-1059         52-0550682
(State or other jurisdiction  (Commission      (IRS Employer
of incorporation)             File Number)   Identification No.)


         One North Charles Street
         Baltimore, Maryland                   21201
(Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code:(410)539-7400


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Item 5.   Other Events

     On September 28, 2000, Crown Central Petroleum Corporation (CNPa and CNPb on the American Stock Exchange) granted Apex Oil Company's request for an extension of time for Apex to present a definitive acquisition proposal.

     Apex, a Missouri corporation that owns approximately 14.7% of Crown's Class A common stock and 3.5% of Crown's Class B common stock, had previously said that it has proposed to buy all of Crown's outstanding stock at a price of $10.50 per share in cash in a tender offer. On August 24, 2000, Crown announced that it had requested Apex to present to Crown by September 29, 2000 its definitive proposal to acquire all of Crown's stock for $10.50 per share in a fully financed, all-cash unconditional tender offer.

     Apex has requested an extension until October 31, 2000 to enable Apex to continue and complete its due diligence in connection with its proposed acquisition of Crown. The special committee of the Crown Board of Directors has approved this extension.




Item 7(c)     EXHIBITS

Exhibit No.     Description
-----------     ----------

    99          Press Release dated September 28, 2000


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                           SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                         CROWN CENTRAL PETROLEUM CORPORATION
                         (Registrant)


                         By: /s/ John E. Wheeler, Jr.
                             ------------------------
                         Name:  John E. Wheeler, Jr.
                         Title: Executive Vice President --
                                Chief Financial Officer


Dated: September 28, 2000



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                             EXHIBIT INDEX
                             -------------


      Exhibit No.        Description

         99              Press Release dated September 28, 2000